PRICING SUPPLEMENT NO. 7 DATED JANUARY 31, 1996                   Rule 424(b)(3)
(To the Prospectus Dated April 27, 1995, and Prospectus
Supplement dated May 17, 1995)                                 File No. 33-57357

                        AIR PRODUCTS AND CHEMICALS, INC.
                          MEDIUM-TERM NOTES, SERIES D
                DUE FROM 9 MONTHS TO 20 YEARS FROM DATE OF ISSUE
                                FIXED-RATE NOTES

                                  ----------

Trade Date: January 31, 1996              Original Issue Date: February 5, 1996
                        Maturity Date: February 7, 2011

                                                                                                            Interest Rate
                 Range of Maturities                                                                          Per Annum
                 -------------------                                                                        -------------
From 9 months to less than 1 year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 1 year to less than 18 months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 18 months to less than 2 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 2 years to less than 3 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 3 years to less than 4 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 4 years to less than 5 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 5 years to less than 6 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 6 years to less than 7 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 7 years to less than 8 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 8 years to less than 9 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 9 years to less than 10 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 10 years to less than 11 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 11 years to less than 12 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 12 years to less than 13 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 13 years to less than 14 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 14 years to less than 15 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 15 years to less than 16 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6.25   %
                                                                                                               ----------
From 16 years to less than 17 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 17 years to less than 18 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 18 years to less than 19 years . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%
From 19 years up to and including 20 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      __________%

Principal Amount:  $15,000,000.00

Face Amount: $15,000,000.00

Issue Price: 100%

Net Proceeds to Issuer: $14,902,500.00

Specified Currency:  U.S. Dollars                                           Exchange Rate Agent: N/A
(If other than U.S. dollars, see attached)

Interest Payment Dates: Each June 15 and December 15 and at Maturity        Record Dates: Each June 1 and December 1

Agent's Commission: $97,500.00                                              Agent: Goldman, Sachs & Co.

Global Note: / x / Yes    / / No                                            Form: / x / Book-Entry   / /  Certificated

Depositary: DTC

Redemption:  Check box opposite applicable sentence.
   / x / The Notes cannot be redeemed prior to maturity.
   /   / The Notes may be redeemed prior to maturity.
   Terms of Redemption:

Repayment:  Check the box opposite applicable sentence.
   / x / The Notes cannot be repaid prior to maturity.
   /   / The Notes may be repaid prior to maturity.
   Terms of Repayment:

Additional Terms: